UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2023, the Board of Directors (the “Board”) of Intrusion Inc. (the “Company”) approved an amendment to the Executive Employment Agreement between the Company and Mr. Anthony Scott, the Company’s President and Chief Executive Officer, which was previously attached as an exhibit to an 8-K filing dated, November 11, 2021. The amendment, a copy of which is attached as an exhibit to this filing, effected a change to Mr. Scott’s compensation package (the “Amendment”). The Amendment provided for a temporary reduction of Mr. Scott’s annualized base salary in the amount of $106,250 during the period beginning March 24, 2023, to September 22, 2023, and granted an award of options to purchase 131,715 shares of Common Stock of Intrusion, Inc., as indicated in Mr. Scott’s Form 4 Filing, dated March 27, 2023. The options vest one-year from the date of the award and state an exercise price of $1.21 per share.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	First Amendment of Executive Employment Agreement, dated March 27, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION INC.

Dated: March 31, 2023	By:	/s/ Kimberley Pinson
Kimberly Pinson
Chief Financial Officer

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